Exhibit (c)(6)

PRELIMINARY DRAFT

LNR Property Corporation

Discussion Materials

May 28, 2004

Greenhill

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PRELIMINARY DRAFT

Table of Contents

1 **Management and Shareholder Issues**

2 Valuation Update

Appendix

Greenhill

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PRELIMINARY DRAFT

Table of Contents

1 Management and Shareholder Issues

2 Valuation Update

Appendix

Greenhill

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PRELIMINARY DRAFT

Valuation Update

Valuation Summary

Premium to Market (1)
(39.6%)
(29.6%)
(19.5%)
(9.5%)
0.6%
10.7%
20.7%
30.8%
40.8%
Comparable Companies
Premiums Analysis
Precedent Transactions
Discounted Cash Flow
REIT Conversion
Analyst Targets (2)
Liquidation Analysis
$30
$35
$40
$45
$50
$55
$60
$65
$70
Price Per Share
Current Share Price: $49.70
Vornado Bid: $53.00
Blackacre Bid: $64.50

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PRELIMINARY DRAFT

Valuation Update

Historical and Projected Financial Performance

($ in Millions, Except Per Share Data)	2002A	2003A (1)	2004E (1)	2005E (2)	2006E	2007E	2008E	2009E	04-09 CAGR
Revenue									
Rental Income	$115.4	$113.4	$118.7	$130.6	$129.0	$133.1	$142.0	$155.1	
Partnership Revenues	45.4	52.0	63.7	63.7	70.5	77.3	84.0	89.0	
Interest Income	180.8	157.9	165.6	196.9	215.2	242.2	277.1	322.4	
Gains on Sale	98.7	113.0	88.9	79.4	80.2	83.7	87.3	91.4	
Fees	32.0	41.2	39.4	45.9	53.9	63.3	74.6	88.0	
Other	(1.3)	14.1	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	
Total Revenue	472.1	481.8	474.8	515.0	547.3	598.2	658.6	744.4	9.4%
Growth %		2.1%	(1.4%)	8.5%	6.3%	9.3%	10.1%	13.0%	
Operating Expenses (3)	162.2	181.4	201.8	211.8	218.6	227.0	242.8	262.2	
% of Revenue	34.4%	38.9%	42.5%	41.1%	39.9%	37.9%	36.9%	35.2%	
EBITDA	340.4	333.2	304.0	334.8	360.3	400.8	461.7	514.4	11.1%
Growth %		(2.1%)	(8.8%)	10.1%	7.6%	11.2%	15.2%	11.4%	
Margin %	72.1%	69.2%	64.0%	65.0%	65.9%	67.0%	70.1%	69.1%	
Net Earnings	143.9	128.6	110.9	122.4	137.1	149.9	163.4	178.7	9.9%
Growth %		(10.6%)	(13.8%)	10.4%	12.0%	9.3%	9.0%	9.4%	
Margin %	30.5%	26.7%	23.3%	23.8%	25.1%	25.1%	24.8%	24.0%	
Earnings Per Share	$4.16	$4.13	$3.66	$3.46	$3.88	$4.22	$4.60	$4.97	6.4%
Growth %		0.7%	(12.8%)	(5.1%)	12.0%	9.3%	9.0%	9.1%	
FFO Per Share (4)	$4.33	$4.98	$4.48	$4.19	$4.68	$4.96	$5.36	$5.80	5.4%
Growth %		1.1%	(10.0%)	(6.5%)	9.7%	6.0%	8.5%	8.1%	

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PRELIMINARY DRAFT

Valuation Update

Premium to Market Analysis

2-Year Share Price Performance

$70
$65
$60
$55
$50
$45
$40
$35
$30
$25
$20
5/27/02
9/8/02
12/21/02
4/4/03
7/17/03
10/29/03
2/10/04
5/24/04
Blackacre Bid
LNR
1-Year Avg
6-Month Avg
20-Day Avg

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PRELIMINARY DRAFT

Valuation Update

Discounted Cash Flow (Cash Income) Valuation

$2,200
$2,100
$2,000
$1,900
$1,800
$1,700
Equity Value ($MM)
$61.54
$58.75
$55.95
$53.15
$50.35
$47.56
Price Per Share
9.0%
9.5%
10.0%
10.5%
11.0%
Cost of Equity
Terminal P/E: 11.5x
Terminal P/E: 12.0x
Terminal P/E: 12.5x

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PRELIMINARY DRAFT

Valuation Update

REIT Projections

($ in Millions, Except Per Share Data)	2002A	2003A [1]	2004E [1]	2005E [2]	2006E	2007E	2008E	2009E	04-09 CAGR
Revenue									
Rental Income	$115.4	$113.4	$118.7	$138.2	$150.2	$165.3	$183.5	$205.2	
Partnership Revenues	46.4	52.0	63.7	63.7	70.5	77.3	84.0	89.0	
Interest Income	180.8	157.9	165.6	196.9	215.2	242.2	277.1	322.4	
Gains on Sale	98.7	113.0	88.9	57.7	62.6	68.3	72.9	77.1	
Fees	32.0	41.2	39.4	45.9	53.9	63.3	74.6	88.0	
Other	(1.3)	14.1	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	
Total Revenue	472.1	481.8	474.8	500.8	550.8	614.8	690.8	780.2	10.4%
Growth %		4.7%	(3.4%)	5.5%	10.0%	11.8%	12.3%	13.0%	
Operating Expenses [3]	182.2	181.4	201.8	217.8	236.4	258.3	280.6	308.7	
% of Revenue	34.4%	38.9%	42.5%	43.4%	42.7%	41.7%	40.8%	39.8%	
EBITDA	340.4	333.2	304.0	316.2	343.8	393.7	447.8	512.8	11.0%
Growth %		(2.7%)	(8.8%)	3.7%	10.8%	13.0%	13.8%	14.5%	
Margin %	72.7%	67.8%	64.0%	62.9%	63.3%	64.0%	64.9%	65.7%	
Net Earnings	187.7	168.7	146.1	146.8	161.1	173.8	186.1	196.4	6.2%
Growth %		(14.2%)	(14.3%)	0.5%	10.4%	8.0%	7.0%	5.5%	
Margin %	41.9%	34.5%	30.8%	28.7%	28.2%	28.3%	26.9%	25.2%	
Earnings Per Share	$6.71	$6.62	$4.73	$3.73	$4.12	$3.73	$4.04	$3.88	(4.1%)
Growth %		(1.3%)	(31.4%)	(20.5%)	10.4%	(9.3%)	7.0%	(4.1%)	
FFO Per Share [4]	$8.43	$8.30	$6.69	$4.41	$4.36	$4.48	$4.78	$4.83	(8.7%)
Growth %		(2.0%)	(11.3%)	(21.1%)	10.0%	(8.7%)	7.5%	(3.3%)	

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PRELIMINARY DRAFT

Table of Contents

1 Management and Shareholder Issues

2 Valuation Update

Appendix

Greenhill

23

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PRELIMINARY DRAFT

Appendix

Comparable Company Trading Statistics

Real Estate Securities Companies

($US Millions, Except Per Share Data)

Company (Ticker)	Price 6/26/2004	Discount to 52 Wk. High	Equity Value [1]	Price / Book	Price / Tan. Bk.	Price / EPS [2]: 2004E	2005E	Enterprise Value	Dividend Yield	Debt / Total Cap [3]	IBES Est LT Growth
Newcastle Investment Corp (NCT)	$27.45	(19.0%)	$970	1.51x	1.51x	10.8x	10.0x	$3,561	8.7%	80.4%	9.5%
RAIT Investment Trust (RAS)	$24.70	(16.4%)	$577	1.37x	1.37x	9.9x	9.4x	$3,879	9.7%	88.9%	9.5%
Anthracite Capital, Inc. (AHR)	$11.81	(9.8%)	$597	1.34x	1.34x	9.6x	8.6x	$2,517	9.5%	77.6%	5.0%
Capital Trust, Inc. (CT)	$23.33	(10.8%)	$188	1.88x	1.88x	12.2x	10.3x	$229	7.7%	39.4%	15.0%
Mean				1.53x	1.53x	10.7x	9.6x	$2,547	8.9%	71.6%	9.8%
Median				1.44x	1.44x	10.4x	9.7x	$3,039	9.1%	79.0%	9.5%
LNR Property Corp. (LNR) [4]	$48.70	(11.6%)	$1,643	1.44x	1.44x	13.8x	11.0x	$3,332	0.1%	68.0%	8.7%

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PRELIMINARY DRAFT

Appendix

Comparable Company Operating Statistics

Specialty Finance Companies

($US Millions, Except Per Share Data)

Company (Ticker)	Revenue Growth 2003A	Revenue Growth 2004E	Revenue Growth 2005E	Net Income Margin 2003A	Net Income Margin 2004E	Net Income Margin 2005E	Return on Equity	Return on Avg Assets	EPS Growth 2003A	EPS Growth 2004E	EPS Growth 2005E
CIT Group, Inc. (CIT)	(0.2%)	19.8%	6.4%	33.0%	29.6%	28.8%	11.2%	1.4%	95.6%	22.5%	13.2%
iStar Financial, Inc. (SFI)	16.6%	NA	NA	47.7%	NA	NA	12.0%	4.7%	27.3%	37.3%	6.3%
Allied Capital Corporation (ALD)	6.2%	11.0%	21.9%	59.3%	57.7%	49.8%	10.2%	6.7%	36.0%	(33.4%)	8.3%
CapitalSource, Inc. (CSE)	NM	NM	35.3%	47.7%	31.7%	33.1%	12.4%	5.8%	137.2%	(6.2%)	33.4%
GATX Corporation (GMT)	(3.4%)	7.2%	3.9%	6.2%	4.8%	5.1%	8.7%	1.2%	118.1%	(14.0%)	7.4%
Financial Federal Corporation (FIF)	(14.6%)	NA	NA	40.2%	NA	NA	8.5%	2.0%	(25.1%)	(0.3%)	20.1%
The FINOVA Group, Inc. (FNVG)	(3.0%)	NA	NA	70.0%	NA	NA	NM	8.4%	NA	NA	NA
Mean	0.8%	12.7%	16.8%	43.4%	30.8%	28.2%	10.6%	4.8%	64.8%	1.0%	14.8%
Median	(1.8%)	11.0%	14.2%	47.7%	30.7%	30.8%	10.7%	4.7%	66.8%	(8.2%)	10.7%
LNR Property Corp. (LNR)	#REF!	8.8%	8.8%	26.2%	28.8%	28.2%	10.4%	4.0%	(14.0%)	2.7%	28.2%

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PRELIMINARY DRAFT

Appendix

Comparable Company Operating Statistics

Real Estate Securities Companies

($US Millions, Except Per Share Data)

Company (Ticker)	Revenue Growth 2003A	2004E	2005E	Net Income Margin 2003A	2004E	2005E	Return on Equity	Return on Avg Assets	EPS Growth 2003A	2004E	2005E
Newcastle Investment Corp (NCT)	59.9%	47.6%	34.6%	19.0%	28.3%	26.9%	6.0%	1.3%	20.3%	22.4%	8.4%
RAIT Investment Trust (RAS)	6.6%	21.1%	15.7%	60.0%	59.6%	58.6%	13.0%	9.7%	(10.4%)	10.8%	6.3%
Anthracite Capital, Inc. (AHR)	0.8%	8.7%	10.9%	(5.3%)	37.2%	36.2%	NM	NM	NM	NM	11.4%
Capital Trust, Inc. (CT)	(2.6%)	1.3%	24.4%	35.6%	38.8%	63.0%	14.1%	3.5%	NM	NM	18.6%
Mean	16.2%	19.7%	21.4%	27.3%	41.0%	46.2%	11.0%	4.8%	6.0%	16.6%	11.2%
Median	3.7%	14.9%	20.1%	27.3%	38.0%	47.4%	13.0%	3.6%	6.0%	16.6%	9.9%
LNR Property Corp. (LNR)	(3.6%)	3.3%	9.3%	26.2%	23.3%	23.2%	10.4%	4.0%	-14.0%	2.7%	23.2%

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PRELIMINARY DRAFT

Appendix

Selected Precedent Transactions

REIT Transactions

($ in Millions)

Ann. Date	Target / Acquirer	Equity Value	Enterprise Value	Price / CY FFO	Price / FY FFO	EV / LTM EBITDA	Price / Book	Premium to Market
9/30/04	Residential Equities REIT / Canadian Apartment Properties REIT	$221.0	$798.9	14.8x	19.9x	16.4x	2.55x	11.3%
11/20/03	Elder Trust / Ventas, Inc.	97.9	285.2	7.5x	NA	12.4x	1.17x	13.4%
7/3/03	Prime Retail Inc. / Lightstone Group LLC	115.0	625.5	NA	NA	9.1x	0.73x	93.5%
6/17/03	Mid Atlantic Realty Trust / Kimco Realty Corp	300.5	640.9	11.2x	10.8x	12.0x	2.66x	3.9%
5/29/03	Chateau Communities Inc. / Hometown America LLC	1,014.0	2,151.2	12.2x	12.4x	19.9x	3.49x	16.9%
5/9/03	RFS Hotel Investors Inc. / CNL Hospitality Properties, Inc.	389.0	701.0	11.2x	10.9x	11.1x	1.91x	12.4%
11/5/02	Taubman Centers Inc. / Simon Property & Westfield America (Terminated)	1,023.4	2,473.4	12.7x	11.9x	12.2x	2.89x	25.5%
11/3/02	Crown [illegible] Inc. / [illegible] Corp (Terminated)	174.4	810.4	NA	NA	NA	0.80x	7.5%
11/8/02	Center Trust Inc. / Pan Pacific Retail PPTYS Inc.	219.0	589.0	NA	NA	9.7x	1.07x	30.3%
4/29/02	Prime Group Realty Trust / American Realty Investors	198.9	1,121.9	10.2x	7.5x	10.0x	0.70x	77.3%
3/4/02	JP Realty / General Growth Properties	427.0	989.5	8.7x	8.2x	10.2x	2.89x	8.8%
12/4/01	Casden Properties / Apartment Investment & Management	979.0	1,089.0	NA	NA	NA	NA	NA
11/6/01	Storage USA / Security Capital Group	1,158.2	2,101.2	11.4x	10.4x	12.5x	1.78x	5.5%
10/29/01	Cabot Industrial Trust / CalWest Industrial Properties	990.0	1,915.0	9.9x	9.8x	11.4x	1.29x	20.9%
5/7/01	MeriStar Hospitality Corp. / FelCor Lodging Trust (Terminated)	975.1	2,850.1	5.9x	5.7x	7.0x	0.87x	2.2%
5/4/01	Charles E. Smith Residential / Archstone Communities Trust	1,283.1	2,491.3	12.4x	11.4x	10.7x	2.21x	10.7%
2/23/01	Spieker Properties Inc. / Equity Office Properties Trust	5,284.7	7,919.8	11.9x	9.5x	14.9x	2.71x	10.4%
3/22/00	Western Properties Trust / Pan Pacific Retail Properties	420.1	627.7	NA	NA	15.4x	2.99x	2.0%
7/19/00	Grove Property Trust / Equity Residential Properties	142.3	389.3	10.7x	9.7x	11.9x	2.08x	4.2%
5/15/00	Bradley Real Estate / Heritage Property Investment	515.0	1,147.5	9.1x	8.4x	11.1x	1.28x	13.9%
2/11/00	Cornerstone Properties Inc. / Equity Office Properties Trust	2,934.0	4,503.3	11.4x	10.7x	11.7x	1.21x	21.0%
			Mean	10.7x	10.0x	11.3x	1.78x	16.7%
			Median	11.2x	10.4x	11.4x	1.74x	11.8%

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PRELIMINARY DRAFT

[LOGO]

Presentation to the Special Committee of the Board of Directors

Discussion Materials

May 28, 2004

Greenhill

Presentation to the Special Committee of the Board of Directors

1	Management and Shareholder Issues

2	Valuation Update

Appendix

Management and Shareholder Issues

Overview of Management & Shareholder Issues

Due to the management and shareholder issues a sale of LNR (the “Transaction”) presents, a Special Committee of the Board of Directors was formed on April 21, 2004

•                  Potentially conflicted parties at the full Board of Directors level at LNR Property Corporation (“LNR” or the “Company”) include Stuart Miller, Chairman of LNR, Jeff Krasnoff, CEO, Steve Saiontz, brother-in-law of Stuart Miller and Brian Bilzin, attorney for the Miller family

•                  The controlling shareholder, the Miller family, led by Stuart Miller, is in negotiations to potentially invest alongside Blackacre Capital Management (“Blackacre”) and management in the Transaction

•                  $[100] million investment currently being discussed,

•                  $[100] million is approximately 15% of the $663 million of pre-tax proceeds to be realized by the Miller family in the Transaction (at $64.50 per share)

•                  The management team is in the process of negotiating ongoing employment agreements with Blackacreas part of the Transaction

•                  Separate investment in new equity being discussed

•                  Executive “Change of Control” payments and benefit acceleration are estimated at $62 million with a cost to the Company of $27 million on an after-tax basis (1.35% of equity value at the change of control price)

•                  Distributed among top 7 executives

•                  At low end of 1-3% payout range of comparable programs identified by LNR’s compensation consultants, Frederic W. Cook & Co. (“Frederic Cook”)

Management and Shareholder Issues

Executive Change of Control Payments

LNR’s senior management team will receive a total of $62 million (after tax, including parachute payments and benefit acceleration) upon consummation of the Transaction

The cost to LNR of such benefits is only $27 million (after tax)

•                  It is estimated that the Transaction will trigger change of control payments to LNR senior executives in the amounts shown below

•                  Analysis originally prepared by LNR’s compensation consultants, Frederic Cook

•                  The total after-tax cost to the Company of the change of control agreements is estimated at $27 million, or 1.35% of the change of control market capitalization

•                  Frederic Cook has noted that the costs of reasonable programs are generally between 1% and 3% of market capitalization

	After-Tax Benefit to Executive
	A	B	C	A+B+C	After-Tax
Name	Parachute Payment	Accelerated Payments	Excise Tax Pmt.	Total Benefit	Cost to Company
Stuart Miller	$4,712,167	$9,055,631	$(2,076,967)	$11,690,831	$3,764,632
Jeffrey Krasnoff	6,805,429	11,487,988	(2,865,439)	15,427,978	6,066,287
David Team	3,820,777	5,821,953	(1,615,627)	8,027,103	3,751,442
Mark Griffith	3,215,304	4,060,547	(1,205,964)	6,069,887	3,354,204
Ron Schrager	3,719,666	5,147,136	(1,514,516)	7,352,286	3,834,786
Bob Cherry	3,748,479	5,241,079	(1,543,329)	7,446,229	3,863,438
Shelly Rubin	2,477,845	4,196,552	(1,105,345)	5,569,052	2,302,196

Total	$28,499,667	$45,010,888	$(11,927,187)	$61,583,368	$26,936,985

Cost to Company as % of Change of Control Market Capitalization					1.35%

Notes:

Analysis assumes $64.50 change of control price and a change of control date of 6/30/04.

Individual tax rate is assumed at 39% and corporate tax rate assumed at 32.5%, per Frederic Cook estimates.

Discount rates assumed at: 1.45% (1-3 years), 3.22% (3-9 years) and 5.17% (>9 years) per Frederic Cook estimates.

Management and Shareholder Issues

Merger Transaction Costs

•                  The out of pocket costs to LNR associated with completing the Transaction are estimated at $[38.7] million

($ in Millions)

Executive Change of Control Costs (After Tax)	$26.9

Greenhill Estimated Transaction Fee	10.3

Clifford Chance Estimated Fees	1.5

Hunton & Williams Estimated Fees	??

Total Transaction Costs to LNR	$38.7

Presentation to the Special Committee of the Board of Directors

1	Management and Shareholder Issues

2	Valuation Update

Appendix

Valuation Update

Valuation Methodologies

Greenhill utilized a variety of standard valuation methodologies in determining a preliminary value range for LNR

•                  Comparable Company Analysis:  While no “pure play” comparable company exists for LNR, Greenhill applied ranges of public company trading multiples, specifically Price / EPS, Price / FFO and Price / Book, for a universe of companies operating as diversified equity REITs, specialty finance companies and real estate securities companies

•                      Premiums Analysis: Applied a range of premiums to LNR’s current and historical average share prices based on U.S. transactions between $300 million and$2.5 billion over the last 3 years

•                      Precedent Transactions Analysis: Reviewed selected transactions involving companies in the REIT and specialty finance industries and applied a range of multiples, specifically Price / EPS, Price / FFO and Price / Book

•                      Discounted Cash Flow: Determined the present value of the projected after-tax unlevered cash flows generated from 2004 to 2009 plus a terminal value calculated using P/E multiples ranging from 11.5x to 12.5x and discount rates ranging from 9.0%to 11.0%

•                      REIT Conversion: Assumes the conversion of LNR to a REIT structure and an E&P dividend of $1.25 billion.  Determined the present value of the projected after-tax unlevered free cash flows generated from 2004 to 2009 under a REIT structure plus a terminal value calculated using P/FFO multiples ranging from 9.0x to 11.0x and discount rates ranging from 9.0% to 10.5%

•                  Analyst Targets: Discounted one-year share price targets of JMP Securities, LLC and Friedman, Billings, Ramsey & Co. Equity Research of $64.00 and $65.00, respectively, back one year at LNR’s cost of equity of 9.3%

•                      Asset Liquidation Analysis:  Applied LNR’s fair market valuation of assets and a valuation of the CMBS servicing platform based on future cash flows from 2004 to 2009 less liabilities, minority interests and transaction costs to establish a liquidation value for the Company

Valuation Update

Valuation Summary

Application of traditional valuation methodologies yields a range of implied values that generally exceed today’s stock price

Premium to Market (1)

[CHART]

Notes:

(1)          Premiums to market calculated based on LNR share price of $49.70 as of May 25, 2004.

(2)          Range based on JMP Securities, LLC and Friedman, Billings, Ramsey & Co. Equity Research one-year share price targets of $64.00 and $65.00, respectively, discounted back one year at LNR’s cost of equity of 9.3%.

Valuation Update

Valuation Parameters

Valuation of LNR presents unique challenges due to the structure of its business

Investors have penalized the Company historically relative to “peers” due to:

•            Lack of “pure play” comparable

•            High contribution of gains on sales to bottom line

•            Tax status as a non-REIT and resulting low yield

•                  Lack of direct market or transaction comparables adds challenge to valuation

•                  Diversified equity REITs have several meaningful structural differences from LNR (e.g. tax status, dividend distribution, lower contribution of gain-on-sale income)

•                  Specialty finance companies are generally focused on lending against non-real estate assets which create diversity and have different risk profiles (e.g. aircraft, computers)

•                  Pure-play real estate securities companies are (i) generally structured as REITs and (ii) are not diversified businesses holding actual properties in addition to securities

•                  LNR’s capital constraints are likely to negatively impact valuation

•                  REIT and Specialty Finance comparables generally have higher credit ratings and, therefore, lower cost of capital than LNR

•                  Capital availability/cost will likely temper growth opportunities for LNR as a standalone entity

•                  Perceived volatility of securities and loans business negatively impacts value relative to REIT and Specialty Finance comparables

•                  Real estate securities companies trade at significant discounts to each of those sectors and generally carry significantly lower debt loads

•                  Counteracting these factors is LNR’s position as a widely acknowledged leader in real estate finance and investment with a highly conservative, prudent management and impressive track record through economic cycles

Valuation Update

Projected Financial Performance

Key Assumptions

Management developed projections for LNR as a stand-alone entity

The projections take into effect the capital limitations that LNR faces as a standalone Company

•                  Real Estate Securities (“CMBS”)

•                  CMBS servicing fee growth of 20% annually from 2004 levels

•                  Flat growth in partnership income

•                  Portfolio increases to $1.16 billion in 2004 and increases under 5% each year thereafter (on a net basis)

•                  Overhead expense growth declining to 3% per year

•                  Real Estate Loans

•                  Fee income flat from 2004 to 2005 with 10% growth thereafter

•                  B-note portfolio increases to $615 million in 2004, and grows 25-30% annually thereafter (on a net basis)

•                  B-Note yield of 10.5% to 11.0% per year

•                  Overhead increases between $0.7 million and $1.4 million per year

•                  Real Estate Properties

•                  Fee income of $5.1 million in 2004, growing between 5% and 10% per year thereafter

•                  Property acquisitions of $175 million in 2004 (ex Newhall), $200 million in 2005, growing 14.0% annually thereafter

•                  Blended rental income yield of 17.0% in 2004 and 17.6% thereafter

•                  Overhead expenses equal to 2.6% of assets annually

•                  Consolidated

•                  Corporate overhead of $34 million in 2004, growing 12.5% in 2005 and 10% thereafter

•                  Annual blended cost of debt increasing from 6.0% in 2004 to 8.0% in 2009

Valuation Update

Historical and Projected Financial Performance

Management projects steady growth in revenue and earnings following a dip in 2004

($ in Millions, Except Per Share Data)	2002A	2003A (1)	2004E (1)	2005E (2)	2006E	2007E	2008E	2009E	04 - 09 CAGR
Revenue
Rental Income	$115.4	$113.4	$118.7	$130.6	$129.0	$133.1	$142.0	$155.1
Partnership Revenues	46.4	52.0	63.7	63.7	70.5	77.3	84.0	89.0
Interest Income	180.8	157.9	165.6	196.9	215.2	242.2	277.1	322.4
Gains on Sale	98.7	113.0	88.9	79.4	80.2	83.7	87.3	91.4
Fees	32.0	41.2	39.4	45.9	53.9	63.3	74.6	88.0
Other	(1.3)	14.1	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Total Revenue	472.1	491.6	474.8	515.0	547.3	598.2	663.5	744.4	9.4%
Growth %		4.1%	(3.4)%	8.5%	6.3%	9.3%	10.9%	12.2%

Operating Expenses (3)	162.2	191.4	201.6	211.9	216.5	227.0	242.3	262.2
% of Revenue	34.4%	38.9%	42.5%	41.2%	39.6%	37.9%	36.5%	35.2%

EBITDA	340.4	333.2	304.0	334.9	360.8	400.9	451.7	514.4	11.1%
Growth %		(2.1)%	(8.8)%	10.2%	7.7%	11.1%	12.7%	13.9%
Margin %	72.1%	67.8%	64.0%	65.0%	65.9%	67.0%	68.1%	69.1%

Net Earnings	143.9	128.5	110.9	122.4	137.1	149.9	163.4	176.7	9.8%
Growth %		(10.7)%	(13.7)%	10.4%	12.0%	9.3%	9.0%	8.1%
Margin %	30.5%	26.1%	23.3%	23.8%	25.1%	25.1%	24.6%	23.7%

Earnings Per Share	$4.15	$4.18	$3.66	$3.45	$3.86	$4.22	$4.60	$4.97	6.4%
Growth %		0.7%	(12.6)%	(5.7)%	12.0%	9.3%	9.0%	8.1%

FFO Per Share (4)	$4.88	$4.96	$4.46	$4.19	$4.58	$4.95	$5.36	$5.80	5.4%
Growth %		1.7%	(10.0)%	(6.0)%	9.2%	8.0%	8.5%	8.1%

Notes:

(1)          Excludes loss on extinguishment of debt.

(2)          Assumes conversion of $235 million of 5.5% notes at $45.28.

(3)          Includes depreciation and amortization.

(4)          FFO calculated as net earnings plus depreciation.

Valuation Update

Valuation Matrix

($ in Millions, Except Per Share Data)

Share	Premium	Equity	Enterprise	Price /		Price / EPS (3)				Price / FFO (3)
Price	to Market	Value (1)	Value (2)	Book		2004E		2005E		2004E		2005E
$49.70	0.0%	$1,543	$3,332	$1,071		$3.67		$4.52		$4.38		$5.22
$48.50	(2.4)%	$1,498	$3,287	1.40	x	13.2	x	10.7	x	11.1	x	9.3	x
$50.50	1.6%	1,571	3,361	1.47	x	13.8	x	11.2	x	11.5	x	9.7	x
$52.50	5.6%	1,644	3,434	1.54	x	14.3	x	11.6	x	12.0	x	10.0	x
$54.50	9.7%	1,718	3,507	1.60	x	14.9	x	12.1	x	12.4	x	10.4	x
$56.50	13.7%	1,791	3,581	1.67	x	15.4	x	12.5	x	12.9	x	10.8	x
$58.50	17.7%	1,864	3,654	1.74	x	16.0	x	13.0	x	13.4	x	11.2	x
$60.50	21.7%	1,938	3,727	1.81	x	16.5	x	13.4	x	13.8	x	11.6	x
$62.50	25.8%	2,011	3,801	1.88	x	17.0	x	13.8	x	14.3	x	12.0	x
$64.50	29.8%	2,085	3,874	1.95	x	17.6	x	14.3	x	14.7	x	12.3	x

Real Estate Securities Trading Comps		REIT Trading Comps

Specialty Finance Trading Comps	Specialty Finance Precedent Transactions	REIT Precedent Transactions

Blackacre Bid

Notes:

(1)          Assumes 29.7 million basic shares outstanding, 1.8 million options converted using the treasury method and 5.2 million shares converted using the treasury method from the conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

(2)          Includes $0.8 million of minority interests.

(3)          Excludes loss on extinguishment of debt.  Based on I/B/E/S and analyst research.

Valuation Update

Premium to Market Analysis

The Blackacre bid represents a significant premium to LNR’s current and historical average share prices

		Bid
	Price	Premium
Blackacre Bid	$64.50
Current Price (5/25/04)	$49.70	29.8%
20-Day Average	$48.53	32.9%
6-Month Average	$50.19	28.5%
1-Year Average	$45.24	42.6%

2-Year Share Price Performance

[CHART]

Valuation Update

Premiums Paid Analysis (1)

U.S. Transactions in Last Three Years Between $300 million -$2.5 billion

•                  Over the last three years, the premiums paid in all cash transactions for U.S. deals between $300 million and $2.5 billion have averaged approximately 32%

	Number of Deals	Total Dollar Volume ($MM)	Average Deal Size ($MM)	Average Premium (2)

Last Three Years
All Stock	50	$48,802	$856	34.6%
Hybrid Stock / Cash	48	$41,604	$756	32.1%
All Cash	65	$59,050	$798	32.0%

Last Year
All Stock	21	$18,974	$904	18.7%
Hybrid Stock / Cash	22	$20,309	$752	28.0%
All Cash	29	$26,943	$748	31.0%

•                  Blackacre’s proposal is in line with average premiums paid in transactions announced over the last year relative to LNR’s current and historical average share price

	Current	20-Day Average	6-Month Average	1-Year Average

Share Price	$49.70	$48.53	$50.19	$45.24

Premium (at $64.50)	29.8%	32.9%	28.5%	42.6%

Notes:

(1)          Source: Bloomberg.

(2)          Premium to prior 20 day trading average.

Valuation Update

Comparable Company Trading Valuation

Comparable company trading multiples suggest a valuation range for LNR of $45.00 to $55.00 per share

LNR’s status as a C-Corp creates a potential market discount due to resulting higher tax rates and a lower dividend yield

($ in Millions, Except Per Share Data)
Valuation	LNR	Multiple Range					Implied Equity Value (2)			Implied Share Price (3)
Methodology	Statistic (1)	Low		-	High		Low	-	High	Low	-	High

2004E EPS	$3.67	10.0	x	-	14.0	x	$1,108.8	-	$1,601.7	$36.67	-	$51.34

2005E EPS	$4.52	9.0	x	-	12.0	x	$1,233.8	-	$1,706.9	$40.65	-	$54.20

2004E FFO	$4.38	9.0	x	-	10.5	x	$1,194.5	-	$1,404.9	$39.41	-	$45.97

2005E FFO	$5.22	8.5	x	-	10.0	x	$1,352.0	-	$1,635.0	$44.41	-	$52.24

Book Value (4)	$1,071.2	1.35	x	-	1.75	x	$1,446.1	-	$1,874.6	$47.10	-	$58.86

		Summary Valuation Range								$45.00	-	$55.00

		Current Blackacre Bid								$64.50	-	$64.50

		Bid Premium / (Discount) to Valuation								43.3%	-	17.3%

Notes:

(1)          2004E statistics exclude loss from extinguishment of debt.  Based on I/B/E/S estimates and Friedman, Billings, Ramsey & Co. Equity Research, April 1, 2004.

(2)          Calculated as implied share price times the fully diluted shares outstanding at the implied share price based on the treasury method.  Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

(3)          Calculated as LNR statistic times the applied multiple.

(4)          Book value as of February 29, 2004.

Valuation Update

Precedent Transaction Valuation

Precedent transaction multiples suggest a valuation range for LNR of $50.00 to $60.00 per share

Book value multiples represent the largest premium to current trading statistics

($ in Millions, Except Per Share Data)
Valuation	LNR	Multiple Range					Implied Equity Value (2)			Implied Share Price (3)
Methodology	Statistic (1)	Low		-	High		Low	-	High	Low	-	High

2004E EPS	$3.67	10.0	x	-	14.0	x	$1,108.8	-	$1,601.7	$36.67	-	$51.34

2004E FFO	$4.38	10.0	x	-	12.0	x	$1,332.4	-	$1,645.8	$43.78	-	$52.54

2005E FFO	$5.22	9.0	x	-	11.0	x	$1,443.3	-	$1,826.6	$47.02	-	$57.47

Book Value (4)	$1,071.2	1.50	x	-	2.00	x	$1,606.8	-	$2,142.4	$51.34	-	$65.92

		Summary Valuation Range								$50.00	-	$60.00

		Current Blackacre Bid								$64.50	-	$64.50

		Bid Premium / (Discount) to Valuation								29.0%	-	7.5%

Notes:

(1)          2004E statistics exclude loss from extinguishment of debt.  Based on I/B/E/S estimates and Friedman, Billings, Ramsey & Co. Equity Research, April 1, 2004.

(2)          Calculated as implied share price times the fully diluted shares outstanding at the implied share price based on the treasury method.  Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

(3)          Calculated as LNR statistic times the applied multiple.

(4)          Book value as of February 29, 2004.

Valuation Update

Discounted Cash Flow (Cash Income) Valuation

A discounted cash flow analysis yields an implied valuation range of approximately $52 to $59 per share for LNR as a standalone entity

[CHART]

Note: Price per share based on fully diluted shares outstanding of 35.8 million assuming full conversion of 5.5% notes and reduction in associated interest expense.  Valuation based on management projections, not analyst estimates.

Valuation Update

Discounted Cash Flow (Cash Income) Valuation

Valuation Matrix

A “sanity check” shows implied multiples slightly above current market multiples

($ in Millions, Except Per Share Data)
Terminal P/E Multiple	11.5x						12.0x						12.5x
Discount Rate (Cost of Equity)	9.0%		10.0%		11.0%		9.0%		10.0%		11.0%		9.0%		10.0%		11.0%
Present Value of Cash Flows:
2004E to 2009E	$804.2		$782.9		$762.4		$804.2		$782.9		$762.4		$804.2		$782.9		$762.4
Terminus	1,211.4		1,146.8		1,086.2		1,264.1		1,196.7		1,133.4		1,316.8		1,246.5		1,180.7
Equity Value	2,015.6		1,929.7		1,848.6		2,068.3		1,979.5		1,895.9		2,121.0		2,029.4		1,943.1
Net Debt (1)	1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6		1,789.6
Enterprise Value	3,805.2		3,719.3		3,638.2		3,857.9		3,769.1		3,685.5		3,910.6		3,819.0		3,732.7
Implied Price Per Share (2)	$56.39		$53.98		$51.71		$57.86		$55.38		$53.03		$59.33		$56.77		$54.36
Terminal Value Analysis
% Equity Value in Terminus	60.1%		59.4%		58.8%		61.1%		60.5%		59.8%		62.1%		61.4%		60.8%
Implied Terminal Multiples
FY 2009E P/FFO	9.9	x	9.9	x	9.9	x	10.3	x	10.3	x	10.3	x	10.7	x	10.7	x	10.7	x
EV / 2009E EBITDA	7.4	x	7.4	x	7.4	x	7.6	x	7.6	x	7.6	x	7.8	x	7.8	x	7.8	x
Implied Valuation Metrics
EV / 2004E EBITDA	12.5	x	12.2	x	12.0	x	12.7	x	12.4	x	12.1	x	12.9	x	12.6	x	12.3	x
2004E P/E	15.4	x	14.8	x	14.1	x	15.8	x	15.1	x	14.5	x	16.2	x	15.5	x	14.9	x
2004E P/FFO	12.6	x	12.1	x	11.6	x	13.0	x	12.4	x	11.9	x	13.3	x	12.7	x	12.2	x

Notes:

Valuation and implied multiples based on management projections, not analyst estimates.

•                  Net debt as of February 29, 2004.

•                  Price per share based on fully diluted shares outstanding of 35.8 million assuming full conversion of 5.5% notes and reduction in associated interest expense.

Valuation Update

Cost of Equity Analysis

LNR maintains a comparable amount of leverage relative to Equity REITs, while its cost of equity exceeds that of the Equity REITs and its Real Estate Securities peers

	Predicted Equity
Company	Beta (1)	Cost of Equity (2)	Debt / Total Cap (3)

Specialty Finance Companies
Allied Capital Corporation (ALD)	0.705	9.9%	33.8%
CapitalSource, Inc. (CSE)	0.931	11.6%	70.5%
CIT Group, Inc. (CIT)	1.001	12.1%	86.1%
Financial Federal Corporation (FIF)	0.706	9.9%	75.0%
The FINOVA Group, Inc. (FNVG)	1.592	16.5%	NM
GATX Corporation (GMT)	1.057	12.5%	80.7%
iStar Financial, Inc. (SFI)	0.450	8.1%	65.1%
Mean	0.920	11.5%	68.6%
Median	0.931	11.6%	72.8%
Diversified Equity REITs
Arden Realty, Inc. (ARI)	0.436	8.0%	52.8%
Boston Properties, Inc. (BXP)	0.520	8.6%	67.7%
CarrAmerica Realty Corporation (CRE)	0.471	8.2%	61.0%
Crescent Real Estate Equities (CEI)	0.519	8.6%	64.0%
Equity Office Properties Trust (EOP)	0.537	8.7%	56.9%
Glenborough Realty Trust (GLB)	0.426	7.9%	52.8%
Highwoods Properties, Inc. (HIW)	0.450	8.1%	51.1%
Mack-Cali Realty Corporation (CLI)	0.430	7.9%	55.6%
The Rouse Company (RSE)	0.514	8.5%	74.4%
Vornado Realty Trust (VNO)	0.534	8.7%	62.5%
Mean	0.480	8.3%	59.9%
Median	0.471	8.2%	59.0%
Real Estate Securities Companies
Anthracite Capital, Inc. (AHR)	0.472	8.2%	77.6%
Capital Trust, Inc. (CT)	0.275	6.8%	39.4%
Newcastle Investment Corp (NCT)	0.428	7.9%	80.4%
RAIT Investment Trust (RAS)	0.335	7.2%	88.9%
Mean	0.378	7.5%	71.6%
Median	0.382	7.5%	79.0%
LNR Property Corporation	0.614	9.3%	63.0%

Notes:

(1)          Source: Barra.

(2)          Calculated as the risk free rate plus the predicted equity beta times the market risk premium.  The risk free rate is equal to the current yield on the 10-year U.S. Treasury Bond of 4.724% as of May 25, 2004, and the market risk premium is equal to 7.4%, representing the expected equity risk premium over the risk free rate based on S&P returns since 1926.

(3)          Equity capitalization represents book value.

Valuation Update

REIT Conversion Analysis

Converting to REIT form could enhance value by increasing tax efficiency

A significant portion of this benefit is diluted by the need to recapitalize the Company as part of the conversion exercise

In addition, conversion to REIT status faces numerous significant challenges:

•      IRS ruling

•      Significant capital raise

•      Cross default provisions in loan documents

Assumptions

Cash E&P Dividend	$200
Stock E&P Dividend	1,050
Total E&P Dividend	$1,250

Step 1: Raise New Equity

Equity Raised to Fund E&P Dividend	$75
Back-up Equity Raised	200
$275

Shares Issued	5.5
Current FD Shares Outstanding	35.7
Pro Forma FD Shares Outstanding	41.3

Step 2: Pay Cash E&P Dividend

Current Share Price	$49.70
Less: Cash E&P Dividend Per Share	4.84
Share Price After Cash E&P Dividend	$44.86

Step 3: Pay Stock E&P Dividend

Stock E&P Payment	$1,050
Pro Forma FD Shares Outstanding	41.3
New Shares Issued	23.4
Final Pro Forma Shares Outstanding	64.7
Per Current Share	1.57

DCF of Newco REIT

DCF Equity Value of REIT	$2,081
Assume Cost of Equity: 8.0%
Assume Terminal FFO Multiple: 11.0x

Less: Cash E&P Dividend	200
Equals: Equity Remaining for Shareholders	$1,881

Pro Forma Share Price	$29.08

Value Per Current Share

Cash E&P Dividend	$4.84
DCF Share Value (1.57 x $29.08)	45.57
Total	$50.42

Sensitivity Analysis: Value Per Current Share

Terminal Price / FFO Multiple	7.5%	8.0%	8.5%	9.0%
10.0x	$48.07	$46.99	$45.93	$44.91
10.5x	49.84	48.70	47.60	46.54
11.0x	51.60	50.42	49.27	48.16
11.5x	53.37	52.14	50.94	49.79
12.0x	55.13	53.85	52.61	51.41

Note: Assumes 8.0% cost of new debt issued to fund cash portion of E&P dividend.

Valuation Update

REIT Projections

Projections for LNR under a REIT structure were derived from the corporate projections shown earlier in this presentation with the following adjustments:

•      Property sales reduced to maintain REIT status

•      Income from all REIT-eligible businesses exempted from corporate tax

•      Debt / equity is kept at or below 1.5x by conducting equity raises

									04 - 09
($ in Millions, Except Per Share Data)	2002A	2003A (1)	2004E (1)	2005E (2)	2006E	2007E	2008E	2009E	CAGR
Revenue
Rental Income	$115.4	$113.4	$118.7	$138.2	$150.2	$165.3	$183.5	$205.2
Partnership Revenues	46.4	52.0	63.7	63.7	70.5	77.3	84.0	89.0
Interest Income	180.8	157.9	165.6	196.9	215.2	242.2	277.1	322.4
Gains on Sale	98.7	113.0	88.9	57.7	62.6	68.3	72.9	77.1
Fees	32.0	41.2	39.4	45.9	53.9	63.3	74.6	88.0
Other	(1.3)	14.1	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
Total Revenue	472.1	491.6	474.8	500.9	550.8	614.9	690.6	780.2	10.4%
Growth %		4.1%	(3.4)%	5.5%	10.0%	11.6%	12.3%	13.0%

Operating Expenses (3)	162.2	191.4	201.6	217.6	235.4	256.3	280.5	308.7
% of Revenue	34.4%	38.9%	42.5%	43.4%	42.7%	41.7%	40.6%	39.6%

EBITDA	340.4	333.2	304.0	315.2	348.6	393.7	447.9	512.9	11.0%
Growth %		(2.1)%	(8.8)%	3.7%	10.6%	13.0%	13.8%	14.5%
Margin %	72.1%	67.8%	64.0%	62.9%	63.3%	64.0%	64.9%	65.7%

Net Earnings	197.7	169.7	145.1	145.9	161.1	173.9	186.1	196.4	6.2%
Growth %		(14.2)%	(14.5)%	0.5%	10.4%	8.0%	7.0%	5.5%
Margin %	41.9%	34.5%	30.6%	29.1%	29.2%	28.3%	26.9%	25.2%

Earnings Per Share	$5.71	$5.52	$4.78	$3.73	$4.12	$3.78	$4.04	$3.88	(4.1)%
Growth %		(3.2)%	(13.4)%	(22.0)%	10.4%	(8.3)%	7.0%	(4.1)%

FFO Per Share (4)	$6.43	$6.30	$5.59	$4.41	$4.85	$4.46	$4.79	$4.63	(3.7)%
Growth %		(2.0)%	(11.3)%	(21.1)%	10.0%	(8.1)%	7.5%	(3.3)%

Notes:

(1)          Excludes loss on extinguishment of debt.

(2)          Assumes conversion of $235 million of 5.5% notes at $45.28.

(3)          Includes depreciation and amortization.

(4)          FFO calculated as net earnings plus depreciation.

Valuation Update

Liquidation Valuation Assumptions

LNR publicly reports its estimated fair market valuation of assets on a quarterly basis calculated based on an internal asset by asset valuation

Greenhill applied this analysis to derive a liquidation valuation as set forth on the following page

($ in Millions)	Book Value	Estimated Fair Value	Premium to Book
Real Estate Properties

Stabilized	$410.3	$593.2	$182.9

Unstabilized	195.8	203.5	7.7

Under Development or Land	243.5	324.0	80.5

Cushion and Other	562.5	602.2	39.7

Total	1,412.0	1,722.9	310.8

Real Estate Loans	575.9	583.4	7.4

Real Estate Securities	1,023.7	1,046.5	22.9

Cash	42.3	42.3	0.0

Other Assets	20.3	20.3	0.0

Deferred Tax Assets	29.4	29.4	0.0

Estimated Fair Value of Assets (2/29/04)	$3,103.6	$3,444.8	$341.1

Valuation Update

Liquidation Valuation Analysis

Liquidation does not present an attractive financial outcome due to taxes, transaction costs and dissolution issues

($ in Millions, Except per Share Data)

Liquidation Valuation

($ in Millions, Except Per Share Data)

Estimated Fair Value of Assets (2/29/04)	$3,444.8

Plus: Servicing Platform Valuation (1)	387.7

Pre-tax Total Asset Value	3,832.5

Less: Accounts Payable & Other Liabilities	(207.9)

Less: Mortgage Notes & Other Debt	(1,823.7)

Less: Minority Interests	(0.8)

Less: Transaction Costs (2.0% of Total Asset Value)	(76.6)

Total Pre-tax Liquidation Value	1,723.4

Less: Current Book Value	(1,071.2)

Gain on Liquidation	652.2

Tax on Liquidation (35.5% Tax Rate) (2)	231.5

Net Proceeds from Liquidation	$1,491.9

Net Proceeds Per Share (3)	$47.97

Servicing Platform Valuation

($ in Millions)

Current Run-Rate Servicing Fees	$40.0

Current Cost of Servicing	15.0

Run-Rate Pre-tax Profit on Servicing	25.0

Taxes (35.5% Tax Rate)	8.9

Run-Rate After-tax Profit on Servicing	$16.1

Long-Term Growth Rate	20.0%

200E Terminal P/E	12.0	x

	Discount Rate
	9.0%	10.0%	11.0%
DCF Value of Platform	$406.5	$387.7	$370.0

Notes:

(1)          Valuation based on future cash flows from 2004 to 2009 with a 10.0% discount rate and a 12.0x terminal P/E multiple.

(2)          Tax rate based upon public disclosure of estimated tax on fair value adjustment and includes state, federal and other taxes.

(3)          Based on fully diluted shares outstanding of 31.1 million.

Presentation to the Special Committee of the Board of Directors

1	Management and Shareholder Issues

2	Valuation Update

Appendix

Appendix

Comparable Company Trading Statistics

Diversified Equity REITs

($US Millions, Except Per Share Data)	Price	Discount to	Equity	Price /		Price /		Price / FFO (2)(3)				Enterprise	EV / EBITDA				Dividend	Debt /	IBES Est.
Company (Ticker)	5/25/2004	52 Wk. High	Value (1)	Book		Tan. Bk.		2004E		2005E		Value	2004E		2005E		Yield	Total Cap (4)	LT Growth

Equity Office Properties Trust (EOP)	$26.70	(12.2)%	$10,794	1.10	x	1.14	x	10.2	x	10.0	x	$24,894	12.4	x	12.3	x	7.5%	56.9%	5.8%
Vornado Realty Trust (VNO)	$52.93	(13.0)%	$6,869	2.11	x	2.11	x	11.7	x	11.0	x	$12,445	14.3	x	13.5	x	5.4%	62.5%	5.5%
Boston Properties, Inc. (BXP)	$47.38	(14.7)%	$5,139	1.87	x	1.87	x	11.7	x	11.2	x	$10,719	14.6	x	13.7	x	5.5%	67.7%	5.7%
The Rouse Company (RSE)	$43.80	(18.8)%	$4,538	2.84	x	2.84	x	11.5	x	9.7	x	$9,129	11.6	x	10.9	x	4.3%	74.4%	8.0%
Mack-Cali Realty Corporation (CLI)	$37.58	(17.1)%	$2,285	1.46	x	1.46	x	10.6	x	10.1	x	$4,285	11.4	x	11.2	x	6.7%	55.6%	4.5%
Arden Realty, Inc. (ARI)	$28.41	(14.0)%	$1,871	1.54	x	1.54	x	11.1	x	10.7	x	$3,216	12.3	x	11.8	x	7.1%	52.8%	5.9%
Crescent Real Estate Equities (CEI)	$16.21	(14.2)%	$1,612	1.30	x	1.30	x	11.4	x	10.3	x	$4,864	13.8	x	12.8	x	9.3%	64.0%	NA
CarrAmerica Realty Corporation (CRE)	$28.48	(16.8)%	$1,553	1.67	x	1.67	x	9.2	x	9.0	x	$3,518	11.8	x	11.5	x	7.0%	61.0%	4.7%
Highwoods Properties, Inc. (HIW)	$22.23	(19.9)%	$1,192	0.81	x	0.81	x	9.4	x	8.8	x	$3,482	13.8	x	13.0	x	7.6%	51.1%	2.0%
Glenborough Realty Trust (GLB)	$18.45	(18.1)%	$591	0.89	x	0.89	x	9.1	x	8.6	x	$1,326	16.0	x	15.2	x	7.6%	52.8%	NM

			Mean	1.56	x	1.57	x	10.6	x	10.0	x	$7,788	13.2	x	12.6	x	6.8%	59.9%	5.3%
			Median	1.50	x	1.50	x	10.8	x	10.1	x	$4,574	13.1	x	12.6	x	7.1%	59.0%	5.6%

LNR Property Corp. (LNR) (5)	$49.70	(11.5)%	$1,543	1.44	x	1.44	x	11.4	x	9.5	x	$3,332	10.8	x	9.4	x	0.1%	63.0%	8.7%

Notes:

All figures exclude non-recurring charges.

(1)          Equity Value assumes the conversion of all exercisable stock options using the treasury method.

(2)          Based on I/B/E/S estimates as of May 2004 and recent research.

(3)          FFO or Funds From Operations represents net income after preferred dividends plus depreciation on real estate income-producing assets.

(4)          Equity capitalization represents book value.

(5)          Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

Comparable Company Trading Statistics

Specialty Finance Companies

($US Millions, Except Per Share Data)	Price	Discount to	Equity	Price /		Price /		Price / EPS (2)				Enterprise	Dividend	Debt /	IBES Est.
Company (Ticker)	5/25/2004	52 Wk. High	Value (1)	Book		Tan. Bk.		2004E		2005E		Value	Yield	Total Cap (3)	LT Growth

CIT Group, Inc. (CIT)	$35.85	(11.5)%	$7,628	1.39	x	1.52	x	10.9	x	9.6	x	$40,385	1.5%	86.1%	8.8%
iStar Financial, Inc. (SFI)	$37.25	(13.4)%	$4,142	1.67	x	1.67	x	10.8	x	10.1	x	$8,697	7.5%	65.1%	7.0%
Allied Capital Corporation (ALD)	$25.53	(18.0)%	$3,340	1.78	x	1.78	x	17.2	x	15.9	x	$3,933	8.9%	33.8%	5.0%
CapitalSource, Inc. (CSE)	$21.95	(10.4)%	$2,596	3.10	x	3.10	x	22.9	x	17.2	x	$4,523	NA	70.5%	27.8%
GATX Corporation (GMT)	$23.60	(18.2)%	$1,163	1.29	x	1.44	x	17.5	x	16.3	x	$4,712	3.4%	80.7%	12.0%
Financial Federal Corporation (FIF)	$31.70	(9.4)%	$593	1.77	x	1.77	x	19.0	x	15.9	x	$1,596	NA	75.0%	13.7%
The FINOVA Group, Inc. (FNVG)	$0.14	(86.1)%	$17	NM		NM		NA		NA		$1,922	NA	NM	NA

			Mean	1.83	x	1.88	x	16.4	x	14.2	x	$9,396	5.3%	68.6%	12.4%
			Median	1.72	x	1.72	x	17.3	x	15.9	x	$4,523	5.4%	72.8%	10.4%

LNR Property Corp. (LNR) (4)	$49.70	(11.5)%	$1,543	1.44	x	1.44	x	13.6	x	11.0	x	$3,332	0.1%	63.0%	8.7%

Notes:

All figures exclude non-recurring charges.

(1)          Equity Value assumes the conversion of all exercisable stock options using the treasury method.

(2)          Based on I/B/E/S estimates as of May 2004 and recent research.

(3)          Equity capitalization represents book value.

(4)          Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

Real Estate Securities Companies

($US Millions, Except Per Share Data)	Price	Discount to	Equity	Price /		Price /		Price / EPS (2)				Enterprise	Dividend	Debt /	IBES Est.
Company (Ticker)	5/25/2004	52 Wk. High	Value (1)	Book		Tan. Bk.		2004E		2005E		Value	Yield	Total Cap (3)	LT Growth

Newcastle Investment Corp (NCT)	$27.45	(19.0)%	$970	1.51	x	1.51	x	10.8	x	10.0	x	$3,561	8.7%	80.4%	9.5%
RAIT Investment Trust (RAS)	$24.70	(16.4)%	$577	1.37	x	1.37	x	9.9	x	9.4	x	$3,879	9.7%	88.9%	9.5%
Anthracite Capital, Inc. (AHR)	$11.81	(9.8)%	$597	1.34	x	1.34	x	9.6	x	8.6	x	$2,517	9.5%	77.6%	5.0%
Capital Trust, Inc. (CT)	$23.33	(10.8)%	$188	1.88	x	1.88	x	12.2	x	10.3	x	$229	7.7%	39.4%	15.0%

			Mean	1.52	x	1.53	x	10.7	x	9.6	x	$2,547	8.9%	71.6%	9.8%
			Median	1.44	x	1.44	x	10.4	x	9.7	x	$3,039	9.1%	79.0%	9.5%

LNR Property Corp. (LNR) (4)	$49.70	(11.5)%	$1,543	1.44	x	1.44	x	13.6	x	11.0	x	$3,332	0.1%	63.0%	8.7%

Notes:

All figures exclude non-recurring charges.

(1)          Equity Value assumes the conversion of all exercisable stock options using the treasury method.

(2)          Based on I/B/E/S estimates as of May 2004 and recent research.

(3)          Equity capitalization represents book value.

(4)          Fully diluted shares include the effect of conversion of the $235 million principal amount of convertible senior subordinated notes with a conversion price of $45.28.

Comparable Company Operating Statistics

Diversified Equity REITs

($US Millions, Except Per Share Data)	Revenue Growth			EBITDA Margin			FFO Growth
Company (Ticker)	2003A	2004E	2005E	2003A	2004E	2005E	2003A	2004E	2005E

Equity Office Properties Trust (EOP)	(4.9)%	0.6%	1.1%	62.2%	62.5%	62.3%	(15.1)%	7.0%	1.2%
Vornado Realty Trust (VNO)	8.0%	10.0%	3.5%	69.1%	52.7%	54.0%	17.8%	5.6%	1.8%
Boston Properties, Inc. (BXP)	10.5%	3.3%	5.6%	62.5%	54.4%	54.9%	3.2%	32.0%	6.7%
The Rouse Company (RSE)	16.4%	30.4%	NA	50.9%	54.7%	NA	52.2%	11.9%	NA
Mack-Cali Realty Corporation (CLI)	4.0%	(0.1)%	2.0%	63.7%	64.3%	63.9%	3.4%	(5.1)%	2.6%
Arden Realty, Inc. (ARI)	4.8%	4.9%	4.7%	63.5%	60.5%	60.2%	(3.9)%	(0.4)%	5.3%
Crescent Real Estate Equities (CEI)	(5.3)%	4.2%	2.0%	31.2%	35.5%	37.5%	(10.8)%	(25.4)%	6.0%
CarrAmerica Realty Corporation (CRE)	(0.7)%	(4.8)%	0.5%	62.8%	63.7%	65.2%	(8.4)%	(3.1)%	6.3%
Highwoods Properties, Inc. (HIW)	(2.5)%	6.9%	3.4%	60.3%	56.0%	57.5%	(18.0)%	7.8%	0.9%
Glenborough Realty Trust (GLB)	13.2%	2.0%	0.6%	61.1%	43.7%	45.9%	(11.7)%	33.1%	(0.2)%

Mean	4.3%	5.7%	2.6%	58.7%	54.8%	55.7%	0.9%	6.3%	3.4%
Median	4.4%	3.7%	2.0%	62.3%	55.3%	57.5%	(6.2)%	6.3%	2.6%

LNR Property Corp. (LNR)	(3.5)%	8.8%	9.3%	76.7%	65.3%	68.7%	(20.8)%	2.6%	16.8%

Notes:

Forecasted figures based on equity research.

Figures excludes loss on extinguishment of debt.

Specialty Finance Companies

($US Millions, Except Per Share Data)	Revenue Growth			Net Income Margin			Return on	Return on	EPS Growth
Company (Ticker)	2003A	2004E	2005E	2003A	2004E	2005E	Equity	Avg Assets	2003A	2004E	2005E

CIT Group, Inc. (CIT)	(0.2)%	19.8%	6.4%	33.0%	29.6%	28.8%	11.2%	1.4%	95.6%	22.5%	13.2%
iStar Financial, Inc. (SFI)	16.6%	NA	NA	47.7%	NA	NA	12.0%	4.7%	27.3%	37.3%	6.3%
Allied Capital Corporation (ALD)	6.2%	11.0%	21.9%	59.3%	57.7%	49.8%	10.2%	6.7%	36.0%	(33.4)%	8.3%
CapitalSource, Inc. (CSE)	NM	NM	35.3%	47.7%	31.7%	33.1%	12.4%	5.8%	137.2%	(6.2)%	33.4%
GATX Corporation (GMT)	(3.4)%	7.2%	3.9%	6.2%	4.8%	5.1%	8.7%	1.2%	118.1%	(14.0)%	7.4%
Financial Federal Corporation (FIF)	(14.6)%	NA	NA	40.2%	NA	NA	8.5%	2.0%	(25.1)%	(0.3)%	20.1%
The FINOVA Group, Inc. (FNVG)	(3.0)%	NA	NA	70.0%	NA	NA	NM	8.4%	NA	NA	NA

Mean	0.3%	12.7%	16.9%	43.4%	30.9%	29.2%	10.5%	4.3%	64.8%	1.0%	14.8%
Median	(1.6)%	11.0%	14.2%	47.7%	30.7%	30.9%	10.7%	4.7%	65.8%	(3.2)%	10.7%

LNR Property Corp. (LNR)	#REF!	8.8%	9.3%	25.2%	23.8%	26.2%	10.4%	4.0%	(14.0)%	2.7%	23.2%

Notes:

Forecasted figures based on equity research.

Figures excludes loss on extinguishment of debt.

Real Estate Securities Companies

($US Millions, Except Per Share Data)	Revenue Growth			Net Income Margin			Return on	Return on	EPS Growth
Company (Ticker)	2003A	2004E	2005E	2003A	2004E	2005E	Equity	Avg Assets	2003A	2004E	2005E

Newcastle Investment Corp (NCT)	59.9%	47.6%	34.6%	19.0%	28.3%	26.9%	6.0%	1.3%	20.3%	22.4%	8.4%
RAIT Investment Trust (RAS)	6.6%	21.1%	15.7%	60.0%	59.6%	58.6%	13.0%	9.7%	(10.4)%	10.8%	6.3%
Anthracite Capital, Inc. (AHR)	0.8%	8.7%	10.9%	(5.3)%	37.2%	36.2%	NM	NM	NM	NM	11.4%
Capital Trust, Inc. (CT)	(2.6)%	1.3%	24.4%	35.6%	38.8%	63.0%	14.1%	3.5%	NM	NM	18.6%

Mean	16.2%	19.7%	21.4%	27.3%	41.0%	46.2%	11.0%	4.8%	5.0%	16.6%	11.2%
Median	3.7%	14.9%	20.1%	27.3%	38.0%	47.4%	13.0%	3.5%	5.0%	16.6%	9.9%

LNR Property Corp. (LNR)	(3.5)%	8.8%	9.3%	25.2%	23.8%	26.2%	10.4%	4.0%	-14.0%	2.7%	23.2%

Notes:

Forecasted figures based on equity research.

Figures excludes loss on extinguishment of debt.

Selected Precedent Transactions

REIT Transactions

($ in Millions)	Target /	Equity	Enterprise	Price /				EV /		Price /		Premium
Ann. Date	Acquiror	Value	Value	CY FFO		FY FFO		LTM EBITDA		Book		to Market
3/30/04	Residential Equities REIT / Canadian Apartment Properties REIT	$391.0	$738.9	14.6	x	13.9	x	16.4	x	2.55	x	11.8%
11/20/03	ElderTrust / Ventas, Inc.	97.3	285.2	7.5	x	NA		12.4	x	1.17	x	18.4%
7/8/03	Prime Retail Inc. / Lightstone Group LLC	115.0	625.5	NA		NA		9.1	x	0.78	x	38.5%
6/18/03	Mid Atlantic Realty Trust / Kimco Realty Corp	380.5	640.3	11.2	x	10.6	x	12.0	x	2.66	x	8.3%
5/29/03	Chateau Communities Inc. / Hometown America LLC	1,014.0	2,151.2	12.8	x	12.4	x	13.9	x	3.49	x	16.3%
5/8/03	RFS Hotel Investors Inc. / CNL Hospitality Properties, Inc.	383.0	701.0	11.8	x	10.3	x	11.1	x	1.31	x	12.4%
1/15/03	Taubman Centers Inc. / Simon Property & Westfield America (Terminated)	1,028.4	2,473.4	12.7	x	11.3	x	12.8	x	2.69	x	25.5%
1/2/03	Criimi Mae Inc. / Orix Corp (Terminated)	174.4	610.4	NA		NA		NA		0.60	x	7.5%
11/6/02	Center Trust Inc. / Pan Pacific Retail PPTYS Inc.	219.0	583.0	NA		NA		9.7	x	1.07	x	30.9%
4/29/02	Prime Group Realty Trust / American Realty Investors	196.3	1,121.3	10.2	x	7.5	x	10.0	x	0.70	x	77.3%
3/4/02	JP Realty / General Growth Properties	427.0	999.5	8.7	x	8.2	x	10.2	x	2.63	x	6.8%
12/4/01	Casden Properties / Apartment Investment & Management	379.0	1,063.0	NA		NA		NA		NA		NA
11/6/01	Storage USA / Security Capital Group	1,156.2	2,101.2	11.4	x	10.4	x	12.5	x	1.76	x	5.5%
10/29/01	Cabot Industrial Trust / CalWest Industrial Properties	990.0	1,915.0	9.9	x	9.6	x	11.4	x	1.29	x	20.3%
5/10/01	MeriStar Hospitality Corp. / Felcor Lodging Trust (Terminated)	975.1	2,650.1	5.3	x	5.1	x	7.0	x	0.87	x	2.2%
5/4/01	Charles E. Smith Residential / Archstone Communities Trust	1,268.1	2,491.8	12.4	x	11.4	x	10.7	x	2.21	x	10.7%
2/23/01	Spieker Properties Inc. / Equity Office Properties Trust	5,264.7	7,319.6	11.3	x	9.5	x	14.3	x	2.71	x	10.4%
8/22/00	Western Properties Trust / Pan Pacific Retail Properties	420.1	627.1	NA		NA		15.4	x	2.33	x	2.0%
7/19/00	Grove Property Trust / Equity Residential Properties	142.8	333.8	10.7	x	9.7	x	11.3	x	2.08	x	4.2%
5/15/00	Bradley Real Estate / Heritage Property Investment	515.0	1,147.5	9.1	x	8.4	x	11.1	x	1.26	x	18.9%
2/11/00	Cornerstone Properties Inc. / Equity Office Properties Trust	2,394.0	4,508.8	11.4	x	10.7	x	11.7	x	1.21	x	21.0%

			Mean	10.7	x	10.0	x	11.3	x	1.78	x	16.7%
			Median	11.2	x	10.4	x	11.4	x	1.76	x	11.8%

Specialty Finance Transactions

				Price /
($ in Millions) Ann. Date	Target / Acquiror	Equity Value		Current Yr. Earnings		Price / Book		Price / Tan. Book		Premium to Market
4/15/04	GATX Corporation’s Information Technology Assets / CIT Group, Inc.	$200.0		13.2	x	NA		NA		NA

12/11/03	IKON Office Solutions, Inc. Leasing Business / GE Vendor Financial Services	1,500.0		NA		NA		NA		NA

10/26/03	GMAC Commercial Mortgage / Deutsche Bank (Rumored)	1,750.0	(1)	7.8	x	NA		NA		NA

8/5/03	Transamerica Finance / GE Capital	1,000.0	(2)	10.1	x	1.30	x	1.30	x	NA

2/18/03	Insignia Financial Group Inc. / CB Richard Elliis Inc.	264.7		20.0	x	0.64	x	0.67	x	31.0%

12/23/02	Telmark LLC / Wells Fargo & Co.	615.0		NA		0.99	x	NA		NA

9/16/02	Deutsche Financial Services / GE Capital	450.0		NA		0.90	x	0.90	x	NA

4/10/02	Finova Franchise Finance / GE Capital	490.0		NA		1.01	x	1.01	x	NA

3/7/02	RREEF / Deutsche Bank	490.0		NA		NA		NA		NA

1/24/02	DaimlerChrysler Commercial / GE Capital	1,200.0		NA		NA		NA		NA

12/15/01	Security Capital Group / GE Capital	3,582.3		10.0	x	1.14	x	1.15	x	25.6%

7/30/01	Heller Financial / GE Capital	5,274.5		17.7	x	2.04	x	2.47	x	48.6%

7/2/01	Amresco, Inc. / Renewal / Fortress / Goldman Sachs	309.0		NM		2.00	x	8.65	x	NA

3/30/01	Franchise Finance Corp. of America / GE Capital	1,577.6		9.2	x	1.72	x	1.75	x	NA

3/13/01	CIT Group, Inc. / Tyco International	9,472.0		13.9	x	1.58	x	2.35	x	53.9%

2/27/01	Finova Group Inc. / Berkshire Hathaway / Leucadia National Corp.	1,354.7	(3)	NA		2.01	x	2.16	x	NA

2/13/01	El Camino Rsrc. Information Technology Lease. Bus. /	129.7		NA		NA		NA		NA

		Mean		12.7	x	1.39	x	2.24	x	39.8%
		Median		11.6	x	1.30	x	1.52	x	39.8%

Notes:

(1)          Rumored value.

(2)          Equity consideration value, current year earnings and book value represent estimated values. (3) Represents implied value for the entire company.